Exhibit 99.1

2 Changi South Lane Singapore 486123	65.6299.8888 Main www.flextronics.com

P R E S S   R E L E A S E

Renee Brotherton	Kevin Kessel
Corporate Communications	Investor Relations
(408) 576-7189	(408) 576-7985
renee.brotherton@flextronics.com	kevin.kessel@flextronics.com

FLEXTRONICS REPORTS FIRST QUARTER RESULTS

•   Adjusted EPS from Continuing Operations Increased 10% to $0.23

•  GAAP EPS from Continuing Operations Increased 11% to $0.20

Singapore, July 25, 2012 — Flextronics (NASDAQ: FLEX) today announced results for its first quarter ended June 29, 2012 as follows:

	Three Month Periods Ended
	June 29,	July 1,	Y/Y
(US$ in millions, except EPS)	2012	2011	Growth
Net sales	$5,990	$7,506	-20%
Adjusted operating income (1)	$177	$200	-12%
GAAP operating income	$167	$188	-11%
Adjusted net income - continuing operations (1)	$156	$160	-3%
GAAP net income - continuing operations	$137	$135	1%
Adjusted EPS - continuing operations (1)	$0.23	$0.21	10%
GAAP EPS - continuing operations	$0.20	$0.18	11%

(1)     An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedule II attached to this press release.

First Quarter Results

Net sales for the first quarter ended June 29, 2012 amounted to $6.0 billion, adjusted operating income was $177 million and adjusted operating margins increased 30 basis points to 3.0% during the current quarter compared to the same quarter last year.  Adjusted net income from continuing operations for the first quarter ended June 29, 2012 was $156 million and adjusted EPS from continuing operations increased 10% year-over-year to $0.23 and GAAP EPS from continuing operations was up 11% year-over-year.

“Despite the challenging economic environment, we achieved our targeted operating margin and our adjusted EPS improved 10% compared to the same quarter last year. We have accomplished a transformation of our business to our desired portfolio model, which will lead to further margin expansion over the course of fiscal year 2013,” said Mike McNamara, CEO of Flextronics.

“As a result of our business transformation, our portfolio will improve our earnings predictability, generate higher margins and increase free cash flow going forward,” said Paul Read, CFO of Flextronics.  “We repurchased another 20.4 million shares during the quarter which has resulted in the reduction of our diluted weighted average shares outstanding by 9% or 72 million shares from a year ago, underscoring our confidence in our cash flow generation and future business performance,” Read added.

Guidance

For the second quarter ending September 28, 2012, revenue is expected to be in the range of $5.9 billion to $6.3 billion.  Adjusted EPS is expected to be in the range of $0.21 to $0.25 per share.

GAAP earnings per share are expected to be lower than the guidance provided herein by approximately $0.03 per diluted share for quarterly intangible amortization and stock-based compensation expense.

Conference Calls and Web Casts

A conference call hosted by Flextronics’s management will be held today at 2:00 PM (PT) / 5:00 PM (ET) to discuss the Company’s financial results for the first quarter ended June 29, 2012.

The conference call will be broadcast via the Internet and may be accessed by logging on to the Company’s website at www.flextronics.com. Additional information in the form of a slide presentation may also be found on the Company’s site.  A replay of the broadcast will remain available on the Company’s website afterwards.

About Flextronics

Headquartered in Singapore (Singapore Reg. No. 199002645H), Flextronics is a leading Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering and manufacturing services to aerospace and defense, automotive, computing, consumer, industrial, infrastructure, medical, clean tech and mobile OEMs. Flextronics helps customers design, build, ship and service electronics products through a network of facilities in 30 countries on four continents. This global presence provides design and engineering solutions that are combined with core electronics manufacturing and logistics services, and are vertically integrated with components technologies, to optimize customer operations by lowering costs and reducing time to market. For more information, please visit www.flextronics.com.

# # #

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.  These risks include: that future revenues and earnings may not be achieved as expected; our dependence on industries that continually produce technologically advanced products with short life cycles; our ability to respond to changes in economic trends, to fluctuations in demand for customers’ products and to the short-term nature of customers’ commitments; competition in our industry, particularly from ODM suppliers in Asia; our dependence on a small number of customers for the majority of our sales; the challenges of effectively managing our operations, including our ability to manage manufacturing processes, utilize available manufacturing capacity, control costs and manage changes in our operations; production difficulties, especially with new products; the impact on our margins and profitability resulting from our increased components offerings; supply shortages of required electronic components; compliance with legal and regulatory requirements; the challenges of international operations, including fluctuations in exchange rates beyond hedge boundaries leading to unexpected charges; changes in government regulations and tax laws; and the effects that the current macroeconomic environment could have on our business and demand for our products as well as the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations.  Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Form 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission.  The forward-looking statements in this press release are based on current expectations and Flextronics assumes no obligation to update these forward-looking statements.

SCHEDULE I

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Month Periods Ended
	June 29, 2012	July 1, 2011
GAAP:
Net sales	$5,989,544	$7,506,204
Cost of sales	5,631,212	7,105,426

Gross profit	358,332	400,778

Selling, general and administrative expenses	191,077	212,758

Operating income	167,255	188,020

Intangible amortization	8,840	13,302
Interest and other expense, net	9,297	22,215

Income before income taxes	149,118	152,503

Provision for income taxes	11,665	17,096
Net income from continuing operations	$137,453	$135,407

Loss from discontinued operations	(8,981)	(3,432)

Net income	$128,472	$131,975

EPS:
Net income from continuing operations:
GAAP	$0.20	$0.18
Non-GAAP	$0.23	$0.21

Loss from discontinued operations:
GAAP	$(0.01)	$(0.00)
Non-GAAP	$(0.01)	$(0.00)

Net income:
GAAP	$0.19	$0.17
Non-GAAP	$0.21	$0.21

Diluted Shares used in computing per share amounts	688,256	759,823

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures.  See the accompanying notes on Schedule IV attached to this press release.

SCHEDULE II

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(unaudited)

	Three Month Periods Ended
	June 29, 2012	July 1, 2011

GAAP gross profit	$358,332	$400,778
Stock-based compensation expense	1,457	2,014
Non-GAAP gross profit	$359,789	$402,792

GAAP SG&A Expenses	$191,077	$212,758
Stock-based compensation expense	8,361	10,263
Non-GAAP SG&A Expenses	$182,716	$202,495

GAAP operating income	$167,255	$188,020
Stock-based compensation expense	9,818	12,277
Non-GAAP operating income	$177,073	$200,297

GAAP provision for income taxes	$11,665	$17,096
Intangible amortization	308	587
Non-GAAP provision for income taxes	$11,973	$17,683

GAAP net income from continuing operations	$137,453	$135,407
Stock-based compensation expense	9,818	12,277
Intangible amortization	8,840	13,302
Adjustments for taxes	(308)	(587)
Non-GAAP net income from continuing operations	$155,803	$160,399

GAAP net income	$128,472	$131,975
Stock-based compensation expense	9,818	12,277
Intangible amortization	8,840	13,302
Adjustments for taxes	(308)	(587)
Non-GAAP net income	$146,822	$156,967

EPS:
Net income from continuing operations:
GAAP	$0.20	$0.18
Non-GAAP	$0.23	$0.21

Loss from discontinued operations:
GAAP	$(0.01)	$(0.01)
Non-GAAP	$(0.01)	$(0.01)

Net income:
GAAP	$0.19	$0.17
Non-GAAP	$0.21	$0.21

See the accompanying notes on Schedule IV attached to this press release.

SCHEDULE III

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 29, 2012	March 31, 2012
ASSETS

Current Assets:
Cash and cash equivalents	$1,285,053	$1,518,329
Accounts receivable, net	2,587,949	2,602,159
Inventories	3,157,930	3,308,070
Other current assets	1,309,504	1,105,992
Total Current Assets	8,340,436	8,534,550

Property and equipment, net	2,104,480	2,084,148
Goodwill and other intangibles, net	284,589	170,924
Other assets	245,610	244,182
Total assets	$10,975,115	$11,033,804

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Bank borrowings, current portion of long-term debt and capital lease obligations	$49,372	$42,467
Accounts payable	4,222,164	4,305,735
Other current liabilities	1,915,630	1,939,983
Total current liabilities	6,187,166	6,288,185

Long-term debt, net of current portion:
Revolving credit facility	140,000	140,000
Term loans	1,994,920	2,004,755
Other long-term debt and capital lease obligations	12,545	13,043
Other liabilities	394,674	303,842

Total shareholders’ equity	2,245,810	2,283,979
Total liabilities and shareholders’ equity	$10,975,115	$11,033,804

See the accompanying notes on Schedule IV attached to this press release.  Certain amounts above include assets and liabilities of discontinued operations.

SCHEDULE IV

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO SCHEDULES I, II, & III

(1)  To supplement Flextronics’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share.  These supplemental measures exclude stock-based compensation expense, intangible amortization, the related tax effects and non-recurring settlements of tax contingencies.  These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies.  We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flextronics’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flextronics’s results of operations in conjunction with the corresponding GAAP measures.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures.  We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance.  We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors.  In addition, management’s incentive compensation is determined using certain non-GAAP measures.  Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation.  Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results.  We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•                  the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•                  the ability to better identify trends in the Company’s underlying business and perform related trend analyses;

•                  a better understanding of how management plans and measures the Company’s underlying business; and

•                  an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested restricted share unit awards granted to employees and assumed in business acquisitions.  The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types.  In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists of non-cash charges that can be impacted by the timing and magnitude of acquisitions.  The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures.  The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies.

(2) During the three month period ended June 29, 2012, the Company completed the sale of certain assets of its Vista Point Technologies (“VPT”) camera modules business, including intellectual property and the China-based manufacturing operations.  Total proceeds received from the sale of this business were $16.5 million and the Company recognized a loss on sale of $4.7 million, which is in included in loss on sale of business and other expenses (income), net in the results from discontinued operations during the period.

The divestiture of the VPT camera modules business qualifies as discontinued operations, and accordingly, the Company has recast prior period results from continuing operations and reported the results of operations of this business in discontinued operations within the condensed consolidated statements of operations.

The results from discontinued operations were as follows:

	Three-Month Periods Ended
	June 29, 2012	July 1, 2011
	(In thousands)
Net sales	$2,697	$41,547
Cost of sales	$7,317	42,103
Gross loss	(4,620)	(556)
Selling, general and administrative expenses	$434	$3,157
Loss on sale of business and other expenses (income), net	$4,915	$(39)
Loss before income taxes	(9,969)	(3,674)
Benefit from income taxes	$(988)	$(242)
Net loss of discontinued operations	$(8,981)	$(3,432)